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EXHIBIT 10.6
                 AMENDED 1986 LONG-TERM INCENTIVE PLAN
                        RESTATEMENT AS OF 10/25/93

      1.    PURPOSE OF THE PLAN.

      The purpose of the 1986 Long-Term Incentive Plan is to promote the interests of San Diego Gas & Electric Company and its shareholders by encouraging officers and key employees to acquire stock or increase their proprietary interest in the Company. By thus providing the opportunity to acquire Company stock and receive incentive payments, the Company seeks to attract and retain such key employees upon whose judgment, initiative, and leadership the success of the Company largely depends.

      2.   DEFINITIONS.

      Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates the contrary.

           (a) "Board of Directors" means the Board of Directors of San Diego Gas & Electric Company.

           (b) "Change-in-Control" means (1) the dissolution or liquidation of the Company, (2) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, (3) the acquisition of beneficial ownership, directly or indirectly, of more than 25% of the voting power of the outstanding stock of the Company by one person, group, association, corporation, or other entity, (the group) coupled with the election to the Board of Directors of new members who were not originally nominated by the Board at the last annual meeting and who constitute a new majority of the Board or (4) upon the sale of all or substantially all the property of the Company. The term change-in-control shall not apply to any reorganization or merger initiated voluntarily by the Company in which the Company is the surviving entity.

           (c) "Committee" means the committee appointed to administer the Plan pursuant to Section 4.

           (d) "Company" means San Diego Gas & Electric Company and its subsidiaries.

           (e) "Common Stock" means the common shares of San Diego Gas & Electric Company and any class of common shares into which such common shares may hereafter be converted.

          (f) "Dividend Equivalent" means the additional amount of Common Stock issued in connection with an option, as described in Section 12.

          (g) "Eligible Person" means an Employee eligible to receive an Incentive Award.

          (h) "Employee" means any regular full-time employee of the Company, or of any of its present or future subsidiary corporations, as defined in
Section 425(f) of the Internal Revenue Code of 1954, as amended (the "Code").

           (i) "Fair Market Value" means the mean of the high and low sale prices reported for the Common Stock on the New York Stock Exchange for the five
(5) trading days immediately preceding the date as of which such determination is made.

           (j) "Good Reason" means termination of employment by the Officer when one or more of the following occurs without the Officer's express written consent within three years after a change of control;

      (i) an adverse and significant change in the Officer's position, duties, responsibilities or status with the Company, or a change in business location to a point outside the Company's service territory, except in connection with the termination of employment by the Company for Cause or Disability, or as a result of Voluntary Retirement at or after either the Officer's early (f.i.) or Normal Retirement Date (f.ii.) or death, or for other than for Good Reason;

     (ii) a reduction by the Company in base salary or incentive compensation opportunity;

    (iii) the taking of any action by the Company to eliminate benefit plans without providing substitutes therefore, to reduce benefits thereunder or to substantially diminish the aggregate value of incentive awards or other fringe benefits including insurance and an automobile provided in accordance with the Company's standard policy;

    (iv) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform this Plan; or


           (k)  "Holder" means a person holding an Incentive Award.

           (l) "Incentive Award" means any Nonqualified Stock Option, Incentive Stock Option, Restricted Stock, Stock Appreciation Right, Dividend Equivalent, Stock Payment or Performance Award granted under the Plan.

           (m)  "Incentive Stock Option" means an option as defined under
Section 422 of the Code, including an Incentive Stock Option granted pursuant to Section 7 of the Plan.

           (n) "Nonqualified Stock Option" means an option other than an Incentive Stock Option granted pursuant to Section 6 of the Plan.

           (o) "Option" means either a Nonqualified Stock Option or Incentive Stock Option.

           (p) "Plan" means the 1986 Long-Term Incentive Plan as set forth herein, which may be amended from time to time.

           (q) "Restricted Stock" means Company stock sold to an eligible person at not less than Two Dollars and Fifty Cents ($2.50) per share, which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

           (r) "Stock Appreciation Right" or "Right" means a right granted pursuant to Section 9 of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of share and cash, based on the increase in the Fair Market Value or Book Value of the shares subject to the right.

           (s) "Performance Award" means an award whose value may be linked to stock value, book value, or other specific performance criteria which may be set by the Board of Directors, but which is paid in cash, stock, or a combination of both.

           (t) "Stock Payment" means a payment in shares of the Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

     3.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

           (a) Subject to the provisions of Section 3(c) and Section 14 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to options under the Plan will not exceed 1,350,000.

           (b) The shares to be delivered under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

           (c) If any Incentive Award expires for any reason, the Common Stock that could have been delivered will not be charged against the limitation provided for in Section 3(a) and may again be made subject to Incentive Awards. However, shares as to which an Option has been surrendered in connection with the exercise of a related Stock Appreciation Right will not be available for any future grant of Incentive Awards.


       4.    ADMINISTRATION OF THE PLAN.

            (a) The Plan will be administered by the Committee, which will consist of two (2) or more directors (i) who are not eligible to receive Incentive Awards under the Plan, and (ii) who have not been eligible, at any time within one (1) year before appointment to the Committee, for selection as persons to whom Incentive Awards or Common Stock may be granted pursuant to the Plan or any other plan of the Company or any of its subsidiaries entitling the participants therein to acquire stock, Stock Appreciation Rights, or Options of the Company or any of its subsidiaries. Unless and until the Board of Directors appoints other members, the members of the Committee shall be the members of the Executive Salary Review Committee of the Board of Directors, as such Executive Salary Review Committee may be constituted from time to time, excluding any members of the Executive Salary Review Committee who do not satisfy the criteria set forth in the preceding sentence.

            (b) The Committee has and may exercise such powers and authority of the Board of Directors as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares or Rights subject to each award. Subject to the express provisions of the Plan, the Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan administration. The Board of Directors has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Board of Directors or the Committee will be final, conclusive, and binding upon all parties.

           (c) No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith by the Board of Directors or the Committee with respect to the Plan or any Incentive and Performance Award under it.

    5.    ELIGIBILITY AND DATE OF GRANT.

         (a) The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, the type of Incentive Awards to be granted, and the number of Rights, shares of Common Stock, or the amount of cash subject to each Incentive Award. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

         (b) The date of grant of an Incentive Award will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that an Incentive Award is to be granted as of a date in the future, the date of grant will be such future date.

     6.    NONQUALIFIED STOCK OPTIONS.

     The Committee may approve the grant of Nonqualified Stock Options to Eligible Persons, subject to the following terms and conditions:


           (a) The purchase price of Common Stock under each Nonqualified Stock Option may not be less than one hundred (100%) percent of the Fair Market Value of the Common Stock on the date the Nonqualified Stock Option is granted.

           (b) No Nonqualified Stock Option may be exercised after ten (10) years and one day from the date of grant.

           (c) Upon the exercise of a Nonqualified Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to the Company. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

          (d) No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option nor will any cash payment be made in lieu of fractional shares.
     7.    INCENTIVE STOCK OPTIONS.

     The Committee may approve the grant of Incentive Stock Options to Eligible Persons, subject to the following terms and conditions:

           (a) The purchase price of each share of Common Stock under an Incentive Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant; provided, however, that if an Employee, at the time an Incentive Stock Option is granted, owns stock representing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company (as defined in Section 425(e) or (d) of the Code), then the Exercise Price of each share of Common Stock subject to such Incentive Stock Option shall be at least one hundred and ten (110%) percent of the Fair Market Value of such share of Common Stock, as determined in the manner stated above.

           (b) No Incentive Stock Option may be exercised after ten (10) years from the date of grant; provided, however, that if any Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company (as defined in Section 425(e) or (d) of the Code), the Incentive Stock Option granted shall not be exercisable after the expiration of five (5) years from the date of grant. Each Incentive Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

          (c) Upon the exercise of an Incentive Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to the Company. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

          (d) The Fair Market Value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock for which any Employee may be granted Incentive Stock Options in any calendar year (including Incentive Stock Options under all plans of the Company) will not exceed One Hundred Thousand ($100,000) Dollars plus any unused limit carryover to such year as determined under Section 422(c)(4) of the Code.

           (e) An Incentive Stock Option may not be exercised while there is "outstanding" within the meaning of Section 422(c)(7) of the Code any Incentive Stock Option granted before the granting of such Incentive Stock Option to purchase stock in the Company, or in a predecessor corporation of any such corporation. For this purpose, an Incentive Stock Option shall be treated as outstanding until (i) it is exercised in full, (ii) the Stock Appreciation Right, if any, related to such Incentive Stock Option is exercised in full, or
(iii) the Incentive Stock Option expires solely by reason of the expiration of its original term.

          (f) No fractional shares will be issued pursuant to the exercise of an Incentive Stock Option nor will any cash payment be made in lieu of fractional shares.

   8.  RESTRICTED STOCK.

The Committee may approve the grant of Restricted Stock to Eligible Persons, subject to the following terms and conditions:

           (a) The Committee in its discretion will determine the purchase price which will not be less than Two Dollars and Fifty Cents ($2.50) per share.

           (b) All shares of Restricted Stock sold or granted pursuant to the Plan (including any shares of Restricted Stock received by the Holder as a result of stock dividends, stock splits, or any other forms of capitalization) will be subject to the following restrictions:


     (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire.

    (ii)  The Committee may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock sold or granted pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

   (iii) Each certificate representing Restricted Stock sold or granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed on the Restricted Stock.

    (iv) The Committee may impose restrictions on any shares sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions designed to facilitate exemption from or compliance with the Securities Exchange Act of 1934, as amended, with requirements of any stock exchange upon which such shares or shares of the same class are then listed and with any blue sky or other securities laws applicable to such shares.

           (c) The restrictions imposed under subparagraph (b) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 15, subparagraph (e).

          (d) Subject to the provisions of subparagraph (b) above and Section 15, subparagraph (e), the holder will have all rights of a shareholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     9.    STOCK APPRECIATION RIGHTS.

     The Committee may approve the grant of Rights related or unrelated to Options to Eligible Persons, subject to the following terms and conditions:

           (a)  A Stock Appreciation Right may be granted:

      (i)   at any time if unrelated to an option;

     (ii) Either at the time of grant, or at any time thereafter during the option term if related to a Nonqualified Stock Option;
   (iii)   only at the time of grant if related to an Incentive Stock Option.

            (b) A Stock Appreciation Right grant in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 9(d). Such Option will, to the extent surrendered, then cease to be exercisable.

            (c) Subject to Section 9(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

            (d) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

      (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

     (ii) The number of shares as to which such Stock Appreciation Right has been exercised.

            (e) The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 9(d) shall be used to determine the amount payable at exercise under such stock appreciation right if Fair Market Value is not used, except that Fair Market Value shall not be used if the Committee specified in the award that book value or other measure as deemed appropriate by the Committee was to be used, and in lieu of "price . . . specified in the related option," the initial share value specified in the award shall be used.

           (f) Payment of the amount determined under Section 9(d) or (e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Richt or alternatively, at the sole discretion of the Committee, solely in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

           (g) The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). Without limiting the generality of the foregoing, the Committee may determine that a Stock Appreciation Right may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the publication of the Company's quarterly and annual summarized financial data.

          (h) No Stock Appreciation Right granted to an Officer of the Company subject to 16(b) of the Securities and Exchange Act of 1934, may be exercised before six (6) months after the date of grant, except in the event death or disability of the Officer occurs before the expiration of the six-month period.

     10.  PERFORMANCE AWARDS.

     The Committee may approve Performance Awards to Eligible Persons. Such awards may be based on Common Stock performance over a period determined in advance by the Committee or any other measures as determined appropriate by the Committee. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Committee.

    11.  STOCK PAYMENT.

    The Committee may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

   12.  DIVIDEND EQUIVALENTS.

    A Holder may also be granted at no additional cost "Dividend Equivalents" based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other equivalent period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

    Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Holder (or his successor in interest) and not issued during the period prior to the dividend record date.

     13.  ADJUSTMENT PROVISIONS.

          (a) Subject to Section 13(b), if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which Incentive Awards remain exercisable or subject to restrictions.
          (b) Unless a successor corporation, or its parent or a subsidiary, agree to substitute new options, stock appreciation rights, performance awards or restricted stock covered by its stock, with appropriate adjustments as to the number and kind of shares and price, for all incentive awards then outstanding and to continue the Plan all incentive awards then outstanding under the Plan shall be fully vested and exercisable without restrictions upon a change in control. Even if the substitution of new award and the continuation of the plan are provided for upon a change in control, as described in the preceding sentence, all incentive awards then outstanding under the Plan shall immediately become fully vested in and exercisable without restrictions by any officer who within three years after a change in control occurs is terminated for reasons other than cause, retirement, death, or disability or who terminates employment due to good reason.

          (c) Despite the provisions of Section 13(a), upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the property of the Company, all Options, Stock Appreciation Rights, and Performance Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions on Restricted Stock will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of the substitution for such Incentive Awards of new Options, Stock Appreciation Rights, Performance Awards, or Restricted Stock covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

           (d) Adjustments under Section 13(a) and 13(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.


     14.   GENERAL PROVISIONS.

           (a) With respect to any share of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct.

          (b) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Holder at any time with or without cause.

         (c) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Holder to take any reasonable action to meet such requirements.
         (d) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

           (e) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Incentive or Performance Award.


           (f) No Incentive Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge (other than a pledge to secure a loan from the Company), or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Holder of such Incentive Award. If such beneficiary is the executor or administrator of the estate of the Holder of such Incentive Award, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Incentive Award, or, in the case of intestacy, under the laws relating to intestacy. No Incentive Award which is comprised of a "derivative security," as that term is defined in the Rules promulgated under Section 16 of the Exchange Act, which includes Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, or Performance Awards, shall be transferable by any Eligible Person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

           (g) Notwithstanding Section 14(f), the Committee may, to the extent permitted by applicable law, and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, permit a Holder to assign the rights to exercise Options or Rights to a trust or to exercise options or rights in favor of a trust, provided that, in the case of Incentive Stock Options, such exercise in favor of a trust shall be permitted only if and to the extent that such exercise is not deemed to be a transfer to or exercise by someone other than the Holder in contravention of Section 422(b)(S) of the Code.

           (h) Subject to Section 14(e) hereof and the limitations set forth below, the Committee, in its sole discretion and subject to such Rules as the Committee may adopt, may permit Eligible Persons to elect (a) to apply a portion of the shares otherwise deliverable to them upon the lapse of any restrictions on Restricted Stock (as defined under the Plan) withheld, or (b) to deliver any other shares of the Common Stock, no par value, of the Company owned by such Eligible Persons other than those received upon such lapse of restrictions, to satisfy all or any portion of any taxes which the Company determines it is required to withhold in connection with any grant of Restricted Stock pursuant to Section 8 hereof or in connection with the lapse of any restrictions therein. Any such Eligible Person must apply or deliver such number of shares of Restricted Stock and/or Common Stock as the Committee, in its sole discretion, determines to be equal in fair market value to the portion of such Eligible Person's taxes required to be withheld by the Company and which the Eligible Person elected to satisfy by withholding or delivering shares.

               Any such elections by Eligible Persons to have shares which were Restricted Stock, or to deliver other shares of Common Stock, under the Plan will be subject to the following restrictions and such Rules as the Committee may adopt:

     (i) Such elections must be made in writing on or before the date when the amount of taxes to be withheld is required to be determined (the "Tax Date");

    (ii)  All such elections shall be irrevocable;

   (iii) All such elections shall be subject to the approval or disapproval of the Committee, in its sole discretion;

    (iv) The fair market value of the shares of Common Stock which were Restricted Stock and are to be applied to satisfy, or any other shares of Common Stock delivered to the Company for the purposes of satisfying all or any portion of any Eligible Person's withholding tax obligations shall be deemed to be the average of the highest and lowest selling prices of such stock on the New York Stock Exchange Composite Transactions Tape on the Tax Date, or if such stock is not traded that day, then on the next preceding day on which such stock was traded; and

    (v)  An election made by an Eligible Person who is or becomes subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, must be made either six months or more prior to the Tax Date or within a ten-day period beginning on the third and ending on the twelfth business day following release for publication of the Company's quarterly or annual summary statement of earnings in accordance with Rule 16b-3(e)(3)(iii) under such Act; PROVIDED that no such election may be made within six months of the grant of such Restricted Stock awards except in the case of death or disability of the participant.

     15.   AMENDMENT AND TERMINATION.

           (a) The Board of Directors will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time. No such amendment will, without approval of the shareholders of the Company, except as provided in
Section 13 of the Plan:

      (i) Change the class of persons eligible to receive Incentive Awards under the Plan;

     (ii) Materially increase the benefits accruing to Eligible Persons under the Plan;

    (iii)  Increase the number of shares of Common Stock subject to the Plan;

     (iv) Transfer the administration of the Plan to any person who is not a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934; or

      (v) Permit the granting of Incentive Awards to members of the Committee.
           (b) The Committee may, with the consent of a Holder, make such modifications in the terms and conditions of Incentive Award as it deems advisable or cancel the Incentive Award (with or without consideration) with the consent of the holder.

          (c) No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

         (d) A Stock Appreciation Right or an Option held by a person who was an Employee at the time such Right or Option was granted will expire immediately if and when the Holder ceases to be an Employee, except as follows:

     (i) If the employment of an Employee is terminated by the Company other than for cause, then the Stock Appreciation Rights and Options will expire three
(3) months thereafter unless by their terms they expire sooner. For purposes of this provision, termination "for cause" shall include, but shall not be limited to, termination because of dishonesty, criminal offense, or violation of a work rule, and shall be determined by, and in the sole discretion of, the Company. During the three (3) month period, the Stock Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

     (ii) If the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Stock Appreciation Rights and Options of the Employee will expire in accordance with their terms.

    (iii) If an Employee dies or becomes permanently and totally disabled while employed by the Company or subsidiary corporation, the Stock Appreciation Rights and Options of the Employee will expire three (3) years after the date of death or permanent and total disability unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled within the three
(3) months referred to in subparagraph (i) above, the Stock Appreciation Rights and Options will expire three (3) months after the date of death or permanent and total disability, unless by their terms they expire sooner.

          (e) In the event a Holder of Restricted Stock ceases to be an Employee, all such Holder's Restricted Stock which remains subject to substantial risk of forfeiture at the time his or her employment terminates will be repurchased by the Company at the original price at which such Restricted Stock had been purchased unless the Committee determines otherwise.

          (f) In the event a Holder of a Performance Award ceases to be an Employee, all such Holder's Performance Awards will terminate except in the case of retirement, death, or permanent and total disability. The Committee, in its discretion, may authorize full or partial payment of Performance Awards in all cases involving retirement, death, or permanent and total disability.

          (g) The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Holder who is on unpaid leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

     16.  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

     This Plan will become effective upon adoption by the Board of Directors of the Company, subject, however, to approval by the stockholders of the Company within twelve (12) months following the date of its adoption by the Board of Directors. Any Incentive Awards granted hereunder prior to approval of the Plan by the stockholders shall be granted subject to such approval and may not be exercised or Common Stock irrevocably transferred until and unless such approval has occurred. Unless previously terminated by the Board of Directors, the Plan will terminate ten (10) years after its adoption by the Board of Directors.